Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


     We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, Class C, and Class Y shares' Prospectuses and "Disclosure of Portfolio Holdings," "Independent Registered Public Accounting Firm," and "Financial Statements" in the Class A, Class B, Class C, and Class Y shares' Statement of Additional Information and to the incorporation by reference of our report, dated February 18, 2009, on the financial statements and financial highlights of Pioneer Tax Free Income Fund included in the Annual Report to the Shareowners for the year ended December 31, 2008, as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 55 to the Registration Statement (Form N-1A, No. 002-57653) of Pioneer Tax Free Income Fund.

                                                            s/ ERNST & YOUNG LLP
                                                           Boston, Massachusetts
                                                                  April 27, 2009